Company Contact:               		Investor Relations:
Iron Eagle Group, Inc. 				Alliance Advisors, LLC
Mr. Jason M. Shapiro, CFA, CPA, J.D.    Thomas Walsh
Chief Executive Officer                 Senior Vice President
Phone:  +1 (917) 969-4845	          Phone:  +1 (212) 398-3486
Email: jasons@ironeaglegroup.com 	 Email: twalsh@allianceadvisors.net
Website: www.ironeaglegroup.com      Website: www.allianceadvisors.net

FOR IMMEDIATE RELEASE

Iron Eagle Announces $23.3 Million in Revenue for the First Six Months of 2011

Iron Eagle also announces Effectiveness of Registration Statement, Reverse Split, NASDAQ Application, and Improved Corporate Governance

NEW YORK, NY, August 16, 2011 (Marketwire) --- Iron Eagle Group, Inc. (OTCQB: IEAGD for 20 business days and then back to OTCQB: IEAG), a construction and contracting services provider in the infrastructure, commercial, and government markets, today announced revenue of $11.1 million, for the three month period ended June 30, 2011, and $23.3 million for the six months ended June 30, 2011. These revenues were generated from Iron Eagle's Delta Mechanical Contractor division. Delta is a leading mechanical contractor and regional HVAC, plumbing and fire protection subcontractor. All financials, including revenue, relating to Delta only include results starting from January 21, 2011, the date Iron Eagle completed its acquisition of Delta.

Company Highlights:
Delta's project backlog is approximately $32.3 million and $34.6 million as of June 30, 2011 and as of July 11, 2011, respectively.
The outlook for Federal and State government contracts remain strong. Iron Eagle announced that Mr. Joseph Antonini has assumed the role of chairman of the board of directors. Mr. Antonini is the former Chairman and CEO of Kmart Corporation and former director of Shell Oil.
Strong opportunities emerging for organic and acquisition growth.

Jason Shapiro, CEO of Iron Eagle, stated, "Our successful acquisition and integration of Delta Mechanical, coupled with management's strategic plan for its future expansion through internal growth and additional acquisitions have positioned us to become on of the leaders in the governmental contract marketplace. Management is focused on leveraging our $34 million project pipeline while bidding on
additional large-scale infrastructure opportunities.   We also intend
to transition to a senior exchange in the near future in order to increase our visibility within the investment community. Iron Eagle is well positioned to grow our revenues, complete additional acquisitions in the heavy construction sector, and increase our earnings to improve shareholder value."

Financial Results for the Three Month Period Ended June 30, 2011
Total revenues for the quarter ended June 30, 2011 were $ 11,105,900. Cost of revenues for the quarter ended June 30, 2011 was $ 10,587,700. Gross profit for the quarter ended June 30, 2011 was $518,200, or 4.7% of revenues.



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Financial Results for the Six Month Period Ended June 30, 2011
Total revenue for six months ended June 30, 2011 was $23,353,400. Cost of revenue for the six months ended June 30, 2011 was $21,999,600. Gross profit for the six months ended June 30, 2011 was $1,353,800, or 5.8% of revenues.

Balance Sheet:
Iron Eagle had cash and equivalents of $2.7 million at the end of the period, and current accounts receivables of $12.3 million.

Additional information:
For additional information regarding Iron Eagle's results for the three month and six month period ended June 30, 2011, please refer to the 10-Q filed iron Eagle on August 15, 2011.

Subsequent to the End of the Quarter:
Registration Statement: On August 12, 2011, Iron Eagle's registration statement filed with the Securities and Exchange Commission was declared effective. The registration statement related to an offering up to 3 million common shares at $5.00 a share on a post-reverse split
basis for a total of up to $15.0 million.   The proceeds of the
offering are to retire the seller note related to the purchase of Delta, to increase the surety capacity of Iron Eagle, and to increase working capital.

Reverse Split: On August 16, 2011, Iron Eagle's 8-for-1 reverse split of its outstanding common stock will be effective. Our common shares will trade on the OTCQB under the symbol IEAGD for the next 20 business days and then revert back to IEAG. Concurrent with the symbol change, Iron Eagle has been assigned a new CUSIP number - 462824 301.
NASDAQ Application: Iron Eagle has applied to up list to the NASDAQ exchange to be effective concurrent with the proposed offering and is currently waiting for comments from NASDAQ.

Corporate Governance: Iron Eagle implemented improved corporate governance including a code of ethics and the following committees, each consisting solely of independent directors: Audit Committee, Compensation Committee, Corporate Responsibility Committee, Executive Committee, Finance Committee Charter, and Governance Committee.


About Iron Eagle Group, Inc.
Iron Eagle is a leading infrastructure company dedicated to the rebuilding of America's infrastructure. Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a compelling strategic plan to capitalize on the $100 billion market opportunity in infrastructure construction created by annual government spending at the federal, state, and municipal levels throughout the United States. Through the experience and track records of its management team, along with a strong and diversified balance sheet, Iron Eagle believes it will have a major competitive advantage by being able to provide higher levels of construction surety bonds to support its infrastructure

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projects.  Iron Eagle will further target additional growth opportunities through the highly focused bidding of federal, state, and municipal construction projects as well as working as a subcontractor to some of the multi-billion dollar prime contractors in the United States. Additionally, Iron Eagle expects to grow by making accretive acquisitions in segments of its industry with large growth potential.

For more information, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

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